SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2009

                       MERIDIAN INTERSTATE BANCORP, INC.
                       ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts                001-33898                  20-4652200
  ----------------------------  ------------------------        ---------------
(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


10 Meridian Street, East Boston, Massachusetts                   02128
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (617) 567-1500
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2009, Meridian Interstate Bancorp, Inc. (the "Company"), the holding company of East Boston Savings Bank (the "Bank"), announced that Deborah
J. Jackson has been appointed as the new President and Chief Operating Officer of the Company and Bank. Ms. Jackson is expected to commence her duties on March 4, 2009.

Ms. Jackson, age 51, has over 25 years of banking experience beginning with State Street Bank and continuing through to her most recent position as the Chief Financial Officer for Hingham Institution for Savings, a position which she has held for the past 14 years.

For more information regarding Ms. Jackson's appointment, please see the press release dated January 22, 2009, attached as Exhibit 99.1 to this Current Report.

In connection with the appointment, the Bank has entered into an employment agreement (the "Agreement") with Ms. Jackson. The Agreement has an initial term of twenty-four (24) months, subject to daily renewal unless written notice of non-renewal is provided to the executive. Under the Agreement, upon the occurrence of either the executive's involuntary termination of employment or the executive's voluntary termination of employment for "good reason" (as defined in the Agreement) (the "Termination of Employment"), the Company or the Bank will pay the executive (or in the event of her subsequent death, her estate), a lump sum amount equal to two (2) times her base salary in effect on the date of the Termination of Employment. The Agreement also includes non-competition and non-solicitation provisions to which the executive would be subject for a period of twenty-four (24) months following her Termination of Employment.

In connection with the appointment, the Bank also entered into a supplemental executive retirement agreement (the "SERP") with Ms. Jackson. The SERP provides Ms. Jackson with a retirement benefit following the executive's retirement on or after the completion of fourteen years of service equal to $1,650,000. Amounts under the SERP are payable on the first day of the month following the lapse of six (6) months after termination of employment. The SERP provides for a reduced benefit in the event the executive terminates her employment prior to the completion of fourteen years of service, for a reason other than change in control.

The foregoing description of the Agreement and SERP are qualified in its entirety by reference to the Agreement and SERP that are attached hereto as Exhibits 10.1 and 10.2 of this Current Report, and is incorporated by reference into this Item 5.02.


Item 9.01. Financial Statements and Exhibits.

      (a) Not Applicable.

      (b) Not Applicable.

      (c) Not Applicable.

      (d) Exhibits.

          Exhibit No.                Exhibit

          Exhibit 10.1 Employment Agreement between East Boston Savings Bank and Deborah J. Jackson, dated January 20, 2009.

          Exhibit 10.2 Supplemental Executive Retirement Agreement between East Boston Savings Bank and Deborah J. Jackson, dated January 20, 2009.

          Exhibit 99.1           Press release dated January 22, 2009.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      MERIDIAN INTERSTATE BANCORP, INC.



DATE: January 22, 2009                By: /s/ Leonard V. Siuda
                                          --------------------------------------
                                          Leonard V. Siuda
                                          Treasurer and Chief Financial Officer